EXHIBIT 23.5

Consent of Independent Auditors

      We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4 and related Prospectus of Scarlet Holding Corporation for the registration of 56,895,255 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 2003, with respect to the financial statements and schedule of CIMA LABS INC. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

October 13, 2003